Exhibit 2.5     Merger Agreement of Oregon Micro Systems Inc. into Pro-Dex

Secretary of State
Corporation Division
255 Capitol Street NE, Suite 151
Salem, OR 97310-1327

Phone:(503)986-2200
Fax:(503)378-4381
www.sos.state.or.us/corporation/corphp.htm

COUNTER
OR

Acknowledgment Letter

The document you submitted was recorded as shown below. Please review and verify the information listed for accuracy.

If you have any questions regarding this acknowledgement, contact the Secretary of State, Corporation Division at (503)986-2200. Please refer to the registration number listed below. A copy of the filed documentation may be ordered for a fee of $5.00. Submit your request to the address listed above or call (503)986-2317 with your Visa or MasterCard number.

Document	**Filed On**		
ARTICLES OF MERGER	06/28/2004		
Name of Survivor	**Reg. No.**	**Type**	**Juris**
PRO-DEX, INC.			CO
Name(s) of Non Survivor(s)	**Reg. No.**	**Type**	**Juris**
OREGON MICRO SYSTEMS INC.	208152-13	DOM BUS CORP	OR

HEADAV
ACK_M-S
06/28/2004

Jun-28-04 10:45am From-RUTAN & TUCKER,LLP 714-546-9035 T-097 P.09/14 F-953

Phone: (503) 986-2200
Fax: (503) 378-4381

Secretary of State
Corporation Division
255 Capitol St. NE, Suite 151
Salem, OR 97310-1327
FilingInOregon.com

Articles of Merger

Check the appropriate box below:

☐ MULTI ENTITY MERGER (Complete only 1, 2, 3, 4, 10, 11)

☑ FOR PARENT AND 90% OWNED SUBSIDIARY WITHOUT SHAREHOLDER APPROVAL (Complete only 5, 6, 7, 8, 9, 10, 11)

FILED
JUN 28 2004
OREGON
SECRETARY OF STATE

SURVIVOR REGISTRY NUMBER 208152-13

For office use only

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record. We must release this information to all parties upon request and it will be posted on our website.

Please Type or Print Legibly in Black Ink. Attach Additional Sheet if Necessary.

1) NAMES AND TYPES OF THE ENTITIES PROPOSING TO MERGE

NAME	TYPE	REGISTRY NUMBER

2) NAME AND TYPE OF THE SURVIVING ENTITY ______

☐ Check here if there is a name change in this plan of merger.

3) A COPY OF THE MERGER PLAN IS ATTACHED. See ORS 60.481(2)

4) THE PLAN OF MERGER WAS DULY AUTHORIZED AND APPROVED BY EACH ENTITY THAT IS A PARTY TO THE MERGER.

☐ A copy of the vote required by each entity is attached.

FOR PARENT AND 90% OWNED SUBSIDIARY WITHOUT SHAREHOLDER APPROVAL

5) NAME OF PARENT CORPORATION Pro-Dex, Inc.

Oregon Registry Number N/A

6) NAME OF SUBSIDIARY CORPORATION Oregon Micro Systems, Inc.

Oregon Registry Number 208152-13

7) NAME OF SURVIVING CORPORATION Pro-Dex, Inc.

8) COPY OF PLAN

☑ A copy of the plan of merger setting forth the manner and basis of converting shares of the subsidiary into shares, obligations, or other securities of the parent corporation or any other corporation or into cash or other property is attached.

9) CHECK THE APPROPRIATE BOX

☑ A copy of the plan of merger or summary was mailed to each shareholder of record of the subsidiary corporation on or before June 4, 2004 (Date)

☐ The mailing of a copy of the plan or summary was waived by all outstanding shares.

10) EXECUTION

Signature	Printed Name	Title
[signature]	Patrick Johnson	President

11) CONTACT NAME (To resolve questions with this filing.)

Laurie Biegel

DAYTIME PHONE NUMBER (Include area code.)

(714) 662-4660

FEES

Required Processing Fee $50 - Confirmation Copy (Optional) $5
Processing Fees are nonrefundable.
Please make check payable to "Corporation Division."

NOTE:
Fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.

137 (Rev. 1/04)

PLAN OF MERGER

OF

Oregon Micro Systems, Inc

INTO

Pro-Dex, Inc.

1.             Pro-flex, Inc., which is a business corporation of the State of Colorado and is the owner of all of the outstanding shares of Oregon Micro Systems, Inc., which is a business corporation of the State of Oregon, hereby merges Oregon Micro Systems, Inc. into Pro-Dex, Inc. pursuant to the provisions of the laws of the State of Colorado and pursuant to the provisions of the Oregon Business Corporation Act.

2.             The separate existence of Oregon Micro Systems. Inc. shall cease at the effective time and date of the merger pursuant to the provisions of the Oregon Business Corporation Act; and Pro-Dex, Inc. shall continue its existence as the surviving corporation pursuant to the provisions of the laws of the State of Colorado.

3.  The issued shares of Oregon Micro Systems, Inc. shall not be converted in any manner, but each said share which is issued immediately prior to the effective time and date of the merger shall be surrendered and extinguished.

4.             The Board of Directors and the proper officers of Pro-Dex, Inc. are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

CERTIFICATE

State of Oregon

OFFICE OF THE SECRETARY OF STATE
Corporation Division

I, BILL BRADBURY, Secretary of State of Oregon, and Custodian of the Seal of said State, do hereby certify:

That the attached copy of the
Articles of
Merger
filed on
June 28, 2004
for
OREGON MICRO SYSTEMS INC.
merging into
PRO-DEX, INC.
is a true copy of the original document
that has been filed with this office.

In Testimony Whereof, I have hereunto set my hand and affixed hereto the Seal of the State of Oregon.

BILL BRADBURY, Secretary of State

By Heather S Davis
Heather S. Davis
June 28, 2004

Come visit us on the internet at http://www.filinginoregon.com
FAX (503) 378-4381

1102

Jun-28-04 10:45am From-RUTAN & TUCKER,LLP 714-546-9035 T-097 P.08/14 F-058

Phone: (503) 986-2200
Fax: (503) 378-4381

Secretary of State
Corporation Division
255 Capitol St. NE, Suite 151
Salem, OR 97310-1327
FilingInOregon.com

Articles of Merger

Check the appropriate box below:

☐ MULTI ENTITY MERGER (Complete only 1, 2, 3, 4, 10, 11)

☑ FOR PARENT AND 90% OWNED SUBSIDIARY WITHOUT SHAREHOLDER APPROVAL (Complete only 5, 6, 7, 8, 9, 10, 11)

FILED
JUN 28 2004
OREGON
SECRETARY OF STATE

SURVIVOR REGISTRY NUMBER: 208152-13

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record. We must release this information to all parties upon request and it will be posted on our website.

For office use only

Please Type or Print Legibly in Black Ink. Attach Additional Sheet if Necessary.

1) NAMES AND TYPES OF THE ENTITIES PROPOSING TO MERGE

NAME	TYPE	REGISTRY NUMBER

2) NAME AND TYPE OF THE SURVIVING ENTITY

☐ Check here if there is a name change in this plan of merger.

3) A COPY OF THE MERGER PLAN IS ATTACHED. See ORS 60.481(2)

4) THE PLAN OF MERGER WAS DULY AUTHORIZED AND APPROVED BY EACH ENTITY THAT IS A PARTY TO THE MERGER.

☐ A copy of the vote required by each entity is attached.

FOR PARENT AND 90% OWNED SUBSIDIARY WITHOUT SHAREHOLDER APPROVAL

5) NAME OF PARENT CORPORATION Pro-Dex, Inc.

Oregon Registry Number N/A

6) NAME OF SUBSIDIARY CORPORATION Oregon Micro Systems, Inc.

Oregon Registry Number 208152-13

7) NAME OF SURVIVING CORPORATION Pro-Dex, Inc.

8) COPY OF PLAN

☑ A copy of the plan of merger setting forth the manner and basis of converting shares of the subsidiary into shares, obligations, or other securities of the parent corporation or any other corporation or into cash or other property is attached.

9) CHECK THE APPROPRIATE BOX

☑ A copy of the plan of merger or summary was mailed to each shareholder of record of the subsidiary corporation on or before June 4, 2004 (Date)

☐ The mailing of a copy of the plan or summary was waived by all outstanding shares.

10) EXECUTION

Signature	Printed Name	Title
[signature]	Patrick Johnson	President

6/28/04

11) CONTACT NAME (To resolve questions with this filing.)

Laurie Biegel

DAYTIME PHONE NUMBER (include area code.)

(714) 662-4660

FEES

Required Processing Fee $50 - Confirmation Copy (Optional) $5
Processing Fees are nonrefundable.
Please make check payable to "Corporation Division."

NOTE: Fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.

137 (Rev. 1/04)

VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

PLAN OF MERGER

of

Oregon Micro Systems, Inc.

INTO

Pro-Dex, Inc.

1.             Pro-Dex, Inc., which is a business corporation of the State of Colorado and is the owner of all of the outstanding shares of Oregon Micro Systems, Inc., which is a business corporation of the State of Oregon, hereby merges Oregon Micro Systems, Inc. into Pro-Dex, Inc. pursuant to the provisions of the laws of the State of Colorado and pursuant to the provisions of the Oregon Business Corporation Act

2.             The separate existence of Oregon Micro Systems. Inc. shall cease at the effective time and date of the merger pursuant to the provisions of the Oregon Business Corporation Act; and. Pro-Dex, Inc. shall continue its existence as the surviving corporation pursuant to the provisions of the laws of the State of Colorado.

3.             The issued shares of Oregon Micro Systems, Inc. shall not be converted in any manner, but each said share which is issued immediately prior to the effective time and date of the merger shall be surrendered and extinguished.

4.             The Board of Directors and the proper officers of Pro-Dex, Inc. are hereby authorized, empowered. and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

STATE OF COLORADO

DEPARTMENT OF STATE

CERTIFICATE

I, DONETTA DAVIDSON, SECRETARY OF STATE OF THE STATE OF COLORADO HEREBY CERTIFY THAT

ACCORDING TO THE RECORDS OF THIS OFFICE

PRO-DEX, INC.
(COLORADO CORPORATION)

FILE # 19941010033 WAS FILED IN THIS OFFICE ON January 26, 1994 AND HAS COMPLIED WITH THE APPLICABLE PROVISIONS OF THE LAWS OF THE STATE OF COLORADO AND ON THIS DATE IS IN GOOD STANDING AND AUTHORIZED AND COMPETENT TO TRANSACT BUSINESS OR TO CONDUCT ITS AFFAIRS WITHIN THIS STATE.

Dated: June 28, 2004

Donetta Davidson

SECRETARY OF STATE

ARTICLES OF MERGER

OF

Oregon Micro Systems, Inc.

AND

Pro-Dex, Inc.

To the Secretary of State
State of Colorado

Pursuant to the provisions of the Colorado Business Corporation Act governing the merger of a foreign wholly-owned subsidiary business corporation into its domestic parent business corporation, the domestic parent business corporation hereinafter named does hereby submit the following Articles of Merger.

FIRST:    The name of the foreign subsidiary corporation, which is a business corporation organized under the laws of the State of Oregon is Oregon Micro Systems. Inc. ("Foreign Subsidiary").

SECOND: The name of the parent corporation, which is a business corporation organized under the laws of the State of Colorado, is Pro-Dex, Inc. ("Domestic Parent").

THIRD:  All of the outstanding shares of Foreign Subsidiary are of one class, and are owned by Domestic Parent.

FOURTH: The following is the Plan of Merger for merging Foreign Subsidiary into Domestic Parent as approved by resolution of the Board of Directors of Domestic Parent:

1.             Domestic Parent, which is a business corporation of the State of Colorado and is the parent corporation and the owner of all of the outstanding shares of Foreign Subsidiary, which is a business corporation of the State of Oregon and the subsidiary corporation, hereby merges Foreign Subsidiary into Domestic Parent pursuant to the provisions of the Colorado Business Corporation Act.

2.             The separate existence of Foreign Subsidiary shall cease at the effective time and date of the merger and Domestic Parent shall continue its existence as the surviving corporation pursuant to the provisions of the Colorado Business Corporation Act.

3.             The issued shares of Foreign Subsidiary shall not be converted in any manner, but each said share which is issued at the effective time and date of the merger shall be surrendered and extinguished.

4.             The Board of Directors and the proper officers of Domestic Parent are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

FIFTH:   Shareholder approval was not required.

SIXTH:   The laws of the jurisdiction of organization of Foreign Subsidiary permit the merger of a subsidiary business corporation of that jurisdiction with and into a foreign parent business corporation of another jurisdiction; and the merger of Foreign Subsidiary with and into Domestic Parent is in compliance with the laws of the jurisdiction of organization of Foreign Subsidiary.

Executed on this  June 11, 2004.

Oregon Micro Systems, Inc.

/s/ Patrick Johnson, President
Patrick Johnson, President

Pro-Dex, Inc.

/s/ Patrick Johnson, President
Patrick Johnson, President

The (a) name or names, and (b) mailing address or addresses, of  any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of Sate may deliver notice if filing of this document is refused, are:  Pat Johnson, 151 East Columbine Ave., Santa Ana, CA 92707.